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Exhibit 99.2

        BLUEWATER FINANCE LIMITED

NOTICE OF GUARANTEED DELIVERY

relating to

TENDER OF UNREGISTERED
10 1/4% SENIOR NOTES DUE 2012
FULLY AND UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS
BY AURELIA ENERGY N.V. AND ITS SUBSIDIARIES

IN EXCHANGE FOR REGISTERED
10 1/4% SENIOR NOTES DUE 2012
FULLY AND UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS
BY AURELIA ENERGY N.V. AND ITS SUBSIDIARIES

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Bluewater Finance Limited, an exempted company organized under the laws of the Cayman Islands (the "Company"), and to tender issued and outstanding unregistered 10 1/4% Senior Notes due 2012 (the "Outstanding Notes"), fully and unconditionally guaranteed on a senior subordinated basis by Aurelia Energy N.V. and its subsidiaries to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" of the Company's Prospectus, dated [    •    ], 2003 (the "Prospectus") and in Instruction 2 of the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ], 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

The Bank of New York

By Registered or Certified Mail: The Bank of New York 101 Barclay Street 7E New York City, New York 10286 Attn: Carolle Montreuil	By Hand or Overnight Delivery: The Bank of New York 101 Barclay Street 7E New York City, New York 10286 Attn: Carolle Montreuil

By Facsimile (Eligible Institutions Only):
(1) 212-298-1915
Attn: Carolle Montreuil

For Information or Confirmation by Telephone:
(1) 212-815-5920
Contact: Carolle Montreuil
Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

        Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

        All authority herein conferred or agreed to be conferred in this notice of guaranteed delivery and every obligation of the undersigned's under this notice of guaranteed delivery shall be binding upon the undersigned's successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive the undersigned's death or incapacity.

        The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (if known) of Outstanding Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

Date:

Address:

Name(s) of Registered Holder(s):

Area Code and Telephone No.:

        This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:	(Authorized Signature)
Address:	Name:
(Include Zip Code)
Area Code and Tel. No.:	Title:
(Please Print or Type)
Date: , 2003

        DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1. Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

        2. Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

        3. Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
Deliver to the Exchange Agent: The Bank of New York
PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)
THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY